Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
631 WILSHIRE BOULEVARD
SUITE 2C
SANTA MONICA, CA 90401

+1-310-633-2800

orrick.com

February 28, 2023
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, CA 32826

Re:	Luminar Technologies, Inc.
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $75,000,000 of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).
The offering of the Class A Common Stock will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as may be supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).
We have examined and relied upon (i) the Registration Statement and the Prospectus; (ii) copies of the Company’s Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, both as certified by the Secretary of the Company; (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares, and (iv) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.
In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

Luminar Technologies, Inc.
February 28, 2023

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time shares of Class A Common Stock are offered or issued as contemplated by the Registration Statement; (ii) one or more Prospectus Supplements or term sheets describing the Class A Common Stock offered thereby has been or will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of the Class A Common Stock as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating to the Class A Common Stock; (iv) the Class A Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable; (v) there shall not have occurred any change in law affecting the legality or enforceability of the Class A Common Stock; (vi) after the issuance of the Class A Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Class A Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Class A Common Stock available for issuance under the Company’s certificate of incorporation as then in effect; (vii) the consideration received for the issuance and sale of shares of the Class A Common Stock will be in an amount that is not less than the par value per share of such stock; (viii) at the time of the issuance and sale of the Class A Common Stock, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; and (ix) none of the issuance and delivery of the Class A Common Stock, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.
Our opinions herein are limited to the General Corporation Law of the State of Delaware.
Based upon and subject to the foregoing, we are of opinion that the Class A Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Class A Common Stock have been duly authorized by appropriate action of the Company; and (b) the Class A Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.
We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Orrick, Herrington & Sutcliffe LLP
ORRICK, HERRINGTON & SUTCLIFFE LLP